EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement of Farmers & Merchants Bancorp., Inc. on Form S-4 (File No. 333-227757) of our report dated March 12, 2018, except for Note 18 as to which the date is October 3, 2018, on our audits of the consolidated financial statements of Limberlost Bancshares, Inc. as of and for the years ended December 31, 2017 and 2016. We also consent to the references to our firm under the caption “Experts”.

/s/ BKD, LLP

BKD, LLP

Fort Wayne, Indiana

November 2, 2018